10f-3 REPORT

CONSULTING GROUP CAPITAL MARKETS FUND
CORE FIXED INCOME INVESTMENTS :
MANAGED BY:
"September 1, 2004 through  ""February 28, 2005"""


	Trade		%	of
Issuer	Date     Selling Dealer	Amount	Price	Issue(1)
Northrop Gruman 8/11/04	 CS FirstBoston	"280,000   $11.464	0.04%"
4.079% due 11/16/06


"SBC Communications 10/27/04 JP Morgan Sec ""150,000""  $99.978 "	0.01%
4.250% due 8/15/08


Codelco Inc	10/21/04  HSBC	"     ""60,000""     $98.85    0.50%"
3.375% due 8/15/08

"FMNA Note    9/10/04   Duetche Bank ""20,000""  $100.00  0.06%"
4.625% dye 10/15/14

"MGM Mirage Inc. 8/11/04 Bank of America ""50,000""  $100.00   11.0%"
6.75% due 9/1/12

"SBC Communications 10/27/04 JP Morgan Chase ""250,000"" $99.891 " 0.01% 5.10% due 9/15/14

"Bell South Corp  11/8/04 JP Morgan ""70,000"" $99.76  0.009%"

"European Investment Bank 1/6/05 Nomura ""110,000"" $99.84  3.667%"

"Chesapeake Energy Corp  12/1/04 Deutsche Bank ""40,000"" $99.06 "
2.00%

"Wellpoint Inc   12/6/04  Bank of America ""150,000"" $99.98   0.03%"
5.95% due 12/15/34



(1)  Represents purchases by all affiliated funds; may not exceed
25% of the principal amount of the offering.


10f-3 REPORT

CONSULTING GROUP CAPITAL MARKETS FUND
High Yield Investments:


"September 1, 2004 through ""February 28, 2005"""

	Trade			% of
Issuer	Date     Selling  Amt

 Dealer	Amount	Price Issue(1)

"Blockbuster Inc  8/13/04 JP Morgan Chase ""320,000"" $100.00 0.11%"
9.00% due 9/1/12

"IMCO Recylcling  10/29/04  Deutche Bank ""100,000""  $100.00  3.20%"
9.00% due 11/15/14

"Qwest Corp  8/12/04  Goldman Sachs  ""22,500"" $98.675    0.04%"
7.875% due 9/1/11

"Vanguard Health   9/17/04 Bank of America ""500,000""  $100.00 "
0/09% 9.00% due 10/1/14

"Gaylord Entertainment 11/17/04 Deutcshe Bank ""315,000"" $100.00"
3.696%

"Rogers Wireless Inc  11/19/04 JP MOrgan ""700,000"" $100.00 0.425%"
12/15/2012

"Neenah Paper Inc. 11/18/04 Goldman Sachs ""300,000"" $100.00  0.356%"

"Goodman Global Holdings 12/15/04 UBS ""700,000"" $100.00  0.175%"

"Roger Cable   11/18/04 JP Morgan ""200,000"" $100.00  0.357%"

"Alliance Imaging  12/9/04  Duetche Bank  ""100,000""  $100.00 0.457%"

"Tenneco  11/9/04 Bank of America "" 130,000"" $100.00  3.011%"

"Owen Brockway Glass 11/223/04  Goldman Sachs ""150,000""  $100.00 "
0.788%

"Community Health Systems 12/9/04 JP MOrgan  ""380,000"" $100.00"
3.667%

"K & F Acquistion 11/5/04  11/5/04 Goldman Sachs ""386,000"" $100.00"
0.678% 9.75% due 1/15/15


(1)  Represents purchases by all affiliated funds; may not exceed
25% of the principal amount of the offering.